                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        September 29, 1998
                                                -------------------------------


                            CASH TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

          Delaware                     000-24569            95-4558331
-------------------------------------------------------------------------------
(State or other jurisdiction           (Commission         (IRS Employer
     of incorporation)                 File Number)      Identification No.)


        1434 West 11th Street   Los Angeles, California           90015
-------------------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code           (213)745-2000
                                                   ----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective September 29, 1998, the Board of Directors of Cash Technologies, Inc. (the "Company") determined that it would be in the best interests of the Company to retain the services of BDO Seidman, LLP as its independent accountant
and auditors.   The firm will be auditing the Company's financial statements to be included in the Company's Form 10KSB for its fiscal year ended May 31, 1998 due to be filed with the Securities and Exchange Commission on or about October 9, 1998.

     BDO Seidman, LLP will also serve as the Company's auditors for the fiscal year ending May 31, 1999.

     During the last two fiscal years and susequent periods the Company did not consult with BDO Seidman, LLP regarding accounting principles, or practices, financial statement disclosure, or auditing scope or procedure or accounting principles applicable to any specific transaction.

     The Board of Directors also appointed an audit committee of the Board of Directors comprised of Robert Fagenson and Edward G. Harshfield, both of whom are independent directors of the Company. The audit committees duties include:
(i) reviewing with the Company's independent auditors the scope and results of any audits; and (ii) reviewing with the independent auditors and management the Company's accounting, financial and operating controls and staff.


                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CASH TECHNOLOGIES, INC.
                                    (Registrant)


                                    By: /s/  Bruce Korman
                                       _________________________________________
                                         Bruce Korman
                                         Chief Executive Officer

Dated:  October 1, 1998